Exhibit 99.1

                 Ultratech Announces First Quarter 2005 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--April 21, 2005--Ultratech Inc. (NASDAQ:UTEK) today announced unaudited results for the three-month period ended April 2, 2005.

For the first quarter of fiscal 2005, Ultratech reported net sales of $28.0 million compared to $26.6 million during the first quarter of 2004. Ultratech's net loss for the first quarter of 2005 was $1.9 million or $0.08 per share (diluted) compared to a net profit of $527,000 or $0.02 per share (diluted) for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, "Ultratech achieved noteworthy milestones during the first quarter with the shipment of two of our laser spike anneal (LSA) tools for insertion into pilot production 65 nanometer lines. These ongoing tool installations are very pivotal to the future success of our company. Therefore, we decided to provide the necessary investments in the LSA product line which will affect our gross margins in the short term."

"During the quarter, Ultratech achieved strong bookings across all product lines. These bookings were principally driven by semiconductor manufacturers' investments in leading-edge tools for laser spike anneal, advanced packaging and nanotechnology, specifically in the storage media market," continued Zafiropoulo. "We remain committed to work closely with our customers in each of these product areas to deliver the capabilities needed for their most stringent manufacturing requirements."

At April 2, 2005, Ultratech had $146 million in cash, cash equivalents and short-term investments and a current ratio of 6.9:1. Working capital was $168 million and stockholders' equity was $8.02 per share based on 23,919,000 shares outstanding on April 2, 2005.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, April 21, 2005. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's website at www.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech's website. If you do not have Internet access a replay of the call will be available by dialing 800-642-1687, or 706-645-9291 for international participants, and entering access code 5349304.

Profile

Ultratech Inc. (NASDAQ:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as lengthy and costly development cycles for advanced lithography and laser-processing technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; expiration of licensing arrangements, and the resulting adverse impact on Ultratech's licensing revenues; high degree of industry competition; pricing pressures and product discounts; changes in pricing by Ultratech, its competitors or suppliers; intellectual property matters; cyclicality in the semiconductor and nanotechnology industries; customer concentration; market acceptance of new products and enhanced versions of Ultratech's existing products; international sales; lengthy sales cycles, including the timing of system installations and acceptances; changes to financial accounting standards; timing of new product announcements and releases by Ultratech or its competitors; ability to volume produce systems and meet customer requirements; mix of products sold; rapid technological change and the importance of timely product introductions; dependence on new product introductions and commercial success of any new products; outcome of litigation; sole or limited sources of supply; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; ability and resulting costs to attract or retain sufficient personnel to achieve Ultratech's targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is dependent in part upon Ultratech achieving and maintaining profitability and the market price of Ultratech's stock; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on Ultratech's business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2004.


                            ULTRATECH INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                               Apr. 2,     Dec. 31,
(In thousands )                                 2005         2004
-------------------------------------------- -----------  -----------
ASSETS                                       (Unaudited)

Current assets:
---------------
  Cash, cash equivalents, and short-term
   investments                                 $145,627     $151,627
  Accounts receivable                            19,600       19,907
  Inventories                                    29,092       27,842
  Taxes receivable                                  416          509
  Prepaid expenses and other current assets       2,036        1,654
-------------------------------------------- -----------  -----------
Total current assets                            196,771      201,539

Equipment and leasehold improvements, net        22,769       21,992

Intangible assets, net                               --           95

Demonstration inventories, net                    3,985        4,223

Other assets                                      2,833        2,697
-------------------------------------------- -----------  -----------

Total assets                                   $226,358     $230,546
============================================ ===========  ===========


---------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
--------------------
 Notes payable                                   $7,922       $7,900
 Accounts payable                                10,150       13,587
 Deferred product and services income             1,721        1,244
 Deferred license income                            113        1,041
 Other current liabilities                        8,927        8,146
-------------------------------------------- -----------  -----------
Total current liabilities                        28,833       31,918

Other liabilities                                 5,613        5,338

Stockholders' equity                            191,912      193,290
-------------------------------------------- -----------  -----------

Total liabilities and stockholders' equity     $226,358     $230,546
============================================ ===========  ===========


                            ULTRATECH INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

---------------------------------------------------------------------
                                                      Three Months
                                                          Ended
                                                    -----------------
                                                     Apr. 2   Apr. 3
(In thousands, except per share amounts)              2005     2004
--------------------------------------------------- -------- --------
Total net sales(a)                                  $27,962  $26,611
Total cost of sales                                  15,684   13,551
--------------------------------------------------- -------- --------
Gross profit                                         12,278   13,060
Operating expenses:
   Research, development, and engineering             7,503    6,210
   Amortization of intangible assets                     95       95
   Selling, general, and administrative               7,535    7,087
--------------------------------------------------- -------- --------
Operating income (loss)                              (2,855)    (332)
Interest expense                                        (91)     (35)
Interest and other income, net                          914      959
--------------------------------------------------- -------- --------
Income (loss) before tax                             (2,032)     592
Income taxes (benefit)                                 (136)      65
--------------------------------------------------- -------- --------
Net income (loss)                                   ($1,896)    $527
--------------------------------------------------- -------- --------
Earnings per share -- basic:
   Net income (loss)                                 ($0.08)   $0.02
   Number of shares used in per share calculations
    -- basic                                         23,877   23,683
Earnings per share -- diluted:
   Net income (loss)                                 ($0.08)   $0.02
   Number of shares used in per share calculations
    -- diluted                                       23,877   25,663
--------------------------------------------------- -------- --------

(a) Systems Sales                                   $20,294  $20,442
    Parts Sales                                       3,442    2,348
    Service Sales                                     3,098    2,893
    License Sales                                     1,128      928
--------------------------------------------------- -------- --------
     Total Sales                                    $27,962  $26,611
--------------------------------------------------- -------- --------

    --30--

    CONTACT: Ultratech Inc., San Jose
             Bruce Wright or Laura Rebouche', 408-321-8835